UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 15, 2009
LAND O’LAKES, INC.

(Exact name of registrant as specified in its charter)

Minnesota	333-84486	41-0365145

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4001 Lexington Avenue North Arden Hills, Minnesota	55126

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (651) 481-2222
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b)).
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS
     Land O’Lakes, Inc., a Minnesota cooperative corporation (the “Company”) today announced that it successfully completed the final phase of the refinancing project it announced on a Form 8-K issued on October 2, 2009 and further updated on a Form 8-K issued on October 29, 2009. Pursuant to the terms of an irrevocable notice sent to note holders on October 29, 2009, the Company effected a complete redemption of its 8.75% Senior Unsecured Notes due 2011 and its 9.00% Senior Secured Notes due 2010 as of December 15, 2009. $323.7 million of notes were redeemed at par, plus accrued interest.
     The Company funded the redemption via the issuance of $325,000,000 of privately placed notes on December 15, 2009. The notes were issued and sold in three series, as follows: $155,000,000 aggregate principal amount of 6.24% notes, due December 2016, (ii) $85,000,000 aggregate principal amount of 6.67% notes, due December 2019 and (iii) $85,000,000 aggregate principal amount of 6.77% notes, due December 2021.
     As noted previously, the redemption of the 8.75% Senior Unsecured Notes and the 9.00% Senior Secured Notes effectively terminates the Company’s obligation to file periodic reports with the Securities and Exchange Commission (“SEC”). Accordingly, the Company does not plan to file any further reports with the SEC.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LAND O’LAKES, INC.
Date: December 15, 2009	/s/ Daniel Knutson
Daniel Knutson
Senior Vice President and Chief Financial Officer